Exhibit 99.1

UNDER ARMOUR REPORTS FIRST QUARTER FISCAL 2026 RESULTS; PROVIDES SECOND QUARTER FISCAL 2026 OUTLOOK

BALTIMORE, Aug. 8, 2025 – Under Armour, Inc. (NYSE: UAA, UA) announced its unaudited financial results for its first quarter of fiscal 2026, which ended on June 30, 2025. The company reports its financial performance in accordance with generally accepted accounting principles in the United States ("GAAP"). This press release includes references to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures detailed in the "Non-GAAP Financial Information" section below.
““We are pleased our quarterly results met or exceeded our expectations as we drive a bold transformation – sharpening Under Armour into a brand where sports credibility, innovation and style meet operational discipline,” said Under Armour President and CEO Kevin Plank. “Despite ongoing uncertainty, our brand is gaining strength and we’re executing our strategic plan with clarity and confidence.”
Plank continued, “Moving ahead, we're focused on strengthening our brand positioning with premium products and increasing our average selling prices through innovative offerings, optimizing our top-volume programs, and creating a more compelling full price-to-value proposition. Regardless of the backdrop, this is about building a fearless, thoughtful, and stronger Under Armour."

First Quarter Fiscal 2026 Review
•Revenue declined 4 percent to $1.1 billion (down 4 percent currency neutral).
–North American revenue decreased 5 percent to $670 million, while international revenue declined 1 percent to $467 million (down 2 percent currency neutral). Within the international business, revenue in EMEA increased 10 percent (up 6 percent currency neutral), decreased 10 percent in Asia-Pacific (down 10 percent currency neutral), and declined 15 percent in Latin America (down 8 percent currency neutral).
–Wholesale revenue decreased 5 percent to $649 million, and direct-to-consumer revenue fell 3 percent to $463 million. Revenue from owned and operated stores increased 1 percent, while eCommerce revenue declined 12 percent and accounted for 31 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 1 percent to $747 million, footwear revenue declined 14 percent to $266 million, and accessories revenue increased 8 percent to $100 million.
•Gross margin increased 70 basis points to 48.2 percent, primarily due to favorable foreign exchange, pricing, and product mix, partially offset by an unfavorable channel mix and higher supply chain costs compared to the prior year.
•Selling, general, and administrative expenses decreased 37 percent to $530 million as the prior year included a significant legal reserve expense. Adjusted selling, general, and administrative expenses decreased 6 percent to $522 million, which excludes approximately $8 million in transformation expenses related to our Fiscal 2025 Restructuring Plan.
•Restructuring charges were $13 million.
•Operating income was $3 million. Excluding transformation expenses and restructuring charges, adjusted operating income was $24 million.
•Net loss was $3 million. Adjusted net income was $9 million.

•Diluted loss per share was $0.01. Adjusted diluted earnings per share was $0.02.
•Inventory increased 2 percent to $1.1 billion.
•Cash and cash equivalents totaled $911 million, including $400 million in senior notes raised during the quarter. The company intends to use the net proceeds, together with borrowings under its revolving credit facility and cash on hand, to redeem, repurchase, or otherwise retire the company’s $600 million in senior notes due June 2026.There were no outstanding borrowings under the company's $1.1 billion revolving credit facility.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan aimed at improving the company's financial and operational efficiencies. The plan is estimated to cost between $140 million and $160 million, with up to $90 million expected to be cash-related and as much as $70 million projected as non-cash charges. By the end of the first fiscal quarter of 2026, the plan had resulted in the company recording $71 million in restructuring and impairment charges, as well as $39 million in other related transformational expenses. Of the total $110 million incurred so far, $65 million is cash-related, and $45 million is non-cash-related. The company anticipates that the remaining charges detailed in the updated restructuring plan will be recognized by the end of fiscal 2026.

Second Quarter Fiscal 2026 Outlook
Given ongoing uncertainty around trade policies and the broader macroeconomic environment—including potential demand and cost impacts from tariffs, key considerations for our fiscal 2026 second-quarter outlook compared to the same period in the prior fiscal year include:
•Revenue is expected to decline 6 to 7 percent. This includes an anticipated low-double-digit percent decrease in North America, high-single-digit percent growth in EMEA, and a low-teens percent decline in the Asia-Pacific region.
•Gross margin is expected to decline 340 to 360 basis points, primarily due to supply chain headwinds, mainly resulting from anticipated impacts of tariffs, along with an unfavorable channel mix. Favorable foreign exchange impacts and pricing benefits are expected to offset this decline partially.
•Selling, general, and administrative expenses are expected to increase at a low double-digit percentage rate. Excluding transformation expenses related to the company’s Fiscal 2025 Restructuring Plan, adjusted SG&A is expected to grow at a high-single-digit rate, primarily driven by higher marketing investments as we lap a timing shift that pushed most of last year’s spend into the second half.
•Operating income is expected to range from a $10 million loss to $0 million (breakeven). Excluding projected restructuring charges and transformation expenses, the forecasted second quarter adjusted operating income is expected to be between $30 million and $40 million.
•Diluted loss per share is expected to range from $0.07 to $0.08. Adjusted diluted earnings per share is anticipated to be between $0.01 and $0.02.

Conference Call and Webcast
Under Armour will hold its first quarter fiscal year 2026 conference call today at approximately 8:30 a.m. Eastern Time. The call will be streamed live at https://about.underarmour.com/investor-relations/financials and will be available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release discusses “currency-neutral” and "adjusted" results, as well as the company's "adjusted" forward-looking estimates for the second quarter of the fiscal year ending March 31, 2026. Management believes this information is valuable for investors seeking to compare the company’s operational results across different periods, as it provides clearer insight into its underlying performance by excluding these impacts. Currency-neutral financial data eliminates fluctuations in foreign currency exchange rates. Adjusted financial measures exclude the effects of the company's fiscal year 2025 restructuring plan and associated charges, and related tax effects. Management asserts these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable GAAP financial measure is included in the supplemental financial information that accompanies this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared in accordance with GAAP. Furthermore, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions including changes in trade policy and inflation on our results of operations, liquidity and use of capital resources, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts; and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative, and updated products; our ability to accurately forecast consumer preferences and demand for our products and to effectively manage our inventory; our ability to successfully execute any restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President
Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,
	2025	% of Net Revenues	2024	% of Net Revenues
Net revenues	$1,134,068	100.0%	$1,183,665	100.0%
Cost of goods sold	587,572	51.8%	620,990	52.5%
Gross profit	546,496	48.2%	562,675	47.5%
Selling, general and administrative expenses	530,345	46.8%	837,317	70.7%
Restructuring charges	12,828	1.1%	25,086	2.1%
Income (loss) from operations	3,323	0.3%	(299,728)	(25.3)%
Interest income (expense), net	(4,051)	(0.4)%	2,344	0.2%
Other income (expense), net	(4,695)	(0.4)%	(2,730)	(0.2)%
Income (loss) before income taxes	(5,423)	(0.5)%	(300,114)	(25.4)%
Income tax expense (benefit)	(2,658)	(0.2)%	5,149	0.4%
Income (loss) from equity method investments	153	—%	(163)	—%
Net income (loss)	$(2,612)	(0.2)%	$(305,426)	(25.8)%

Basic net income (loss) per share of Class A, B and C common stock	$(0.01)		$(0.70)
Diluted net income (loss) per share of Class A, B and C common stock	$(0.01)		$(0.70)
Weighted average common shares outstanding Class A, B and C common stock
Basic	427,116		435,693
Diluted	427,116		435,693

UNDER ARMOUR, INC.
(Unaudited; in thousands)

NET REVENUES BY SEGMENT

	Three Months Ended June 30,
	2025	2024	% Change
North America	$670,319	$709,260	(5.5)%
EMEA	248,607	226,892	9.6%
Asia-Pacific	163,386	181,836	(10.1)%
Latin America	54,575	64,409	(15.3)%
Corporate Other (1)	(2,819)	1,268	(322.3)%
Total net revenues	$1,134,068	$1,183,665	(4.2)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended June 30,
	2025	2024	% Change
Wholesale	$649,050	$680,513	(4.6)%
Direct-to-consumer	463,475	480,213	(3.5)%
Net Sales	1,112,525	1,160,726	(4.2)%
License revenues	24,362	21,671	12.4%
Corporate Other (1)	(2,819)	1,268	(322.3)%
Total net revenues	$1,134,068	$1,183,665	(4.2)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,
	2025	2024	% Change
Apparel	$746,592	$757,792	(1.5)%
Footwear	265,855	310,389	(14.3)%
Accessories	100,078	92,545	8.1%
Net Sales	1,112,525	1,160,726	(4.2)%
Licensing revenues	24,362	21,671	12.4%
Corporate Other (1)	(2,819)	1,268	(322.3)%
Total net revenues	$1,134,068	$1,183,665	(4.2)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program.

UNDER ARMOUR, INC.
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended June 30,
	2025	% of Net Revenues (1)	2024	% of Net Revenues (1)
North America	$121,437	18.1%	$147,889	20.9%
EMEA	39,643	15.9%	20,456	9.0%
Asia-Pacific	14,703	9.0%	9,935	5.5%
Latin America	6,606	12.1%	15,171	23.6%
Corporate Other (2)	(179,066)	NM	(493,179)	NM
Income (loss) from operations	$3,323	0.3%	$(299,728)	(25.3)%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30, 2025	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$910,985	$501,361
Accounts receivable, net	623,736	675,822
Inventories	1,141,829	945,836
Prepaid expenses and other current assets, net	226,308	206,078
Total current assets	2,902,858	2,329,097
Property and equipment, net	613,174	645,147
Operating lease right-of-use assets	364,960	384,341
Goodwill	496,195	487,632
Intangible assets, net	5,081	5,224
Deferred income taxes	314,742	286,160
Other long-term assets	168,181	163,270
Total assets	$4,865,191	$4,300,871
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$599,757	$—
Accounts payable	635,163	429,944
Accrued expenses	332,692	348,747
Customer refund liabilities	140,511	146,021
Operating lease liabilities	128,639	130,050
Other current liabilities	58,613	54,381
Total current liabilities	1,895,375	1,109,143
Long-term debt, net of current maturities	389,457	595,125
Operating lease liabilities, non-current	557,871	574,277
Other long-term liabilities	148,059	132,048
Total liabilities	2,990,762	2,410,593
Total stockholders’ equity	1,874,429	1,890,278
Total liabilities and stockholders’ equity	$4,865,191	$4,300,871

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(2,612)	$(305,426)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	28,981	32,830
Unrealized foreign currency exchange rate (gain) loss	(2,273)	1,610
Loss on disposal of property and equipment	3,556	379
Non-cash restructuring and impairment charges	7,698	8,038
Amortization of bond premium and debt issuance costs	603	511
Stock-based compensation	12,219	15,924
Deferred income taxes	(28,978)	7,071
Changes in reserves and allowances	3,952	(22)
Changes in operating assets and liabilities:
Accounts receivable	50,885	71,014
Inventories	(196,568)	(162,623)
Prepaid expenses and other assets	(11,990)	(34,830)
Other non-current assets	9,818	13,837
Accounts payable	213,712	200,289
Accrued expenses and other liabilities	(51,373)	320,270
Customer refund liabilities	(5,180)	(9,007)
Income taxes payable and receivable	16,402	(6,890)
Net cash provided by (used in) operating activities	48,852	152,975
Cash flows from investing activities
Purchases of property and equipment	(35,362)	(45,681)
Sale of MyFitnessPal platform	—	50,000
Net cash provided by (used in) investing activities	(35,362)	4,319
Cash flows from financing activities
Common stock repurchased	—	(40,000)
Proceeds from long-term debt and revolving credit facility	400,000	—
Repayment of long-term debt	—	(80,919)
Employee taxes paid for shares withheld for income taxes	(7,485)	(7,944)
Proceeds from exercise of stock options and other stock issuances	552	643
Payments of debt financing costs	(5,764)	—
Net cash provided by (used in) financing activities	387,303	(128,220)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,314	(2,830)
Net increase (decrease) in cash, cash equivalents and restricted cash	410,107	26,244
Cash, cash equivalents and restricted cash
Beginning of period	515,051	876,917
End of period	$925,158	$903,161

UNDER ARMOUR, INC.
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency-neutral net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three Months Ended June 30, 2025
Total Net Revenue
Net revenue growth (decline) - GAAP	(4.2)%
Foreign exchange impact	(0.2)%
Currency neutral net revenue growth (decline) - Non-GAAP	(4.4)%

North America
Net revenue growth (decline) - GAAP	(5.5)%
Foreign exchange impact	0.2%
Currency neutral net revenue growth (decline) - Non-GAAP	(5.3)%

EMEA
Net revenue growth (decline) - GAAP	9.6%
Foreign exchange impact	(3.6)%
Currency neutral net revenue growth (decline) - Non-GAAP	6.0%

Asia-Pacific
Net revenue growth (decline) - GAAP	(10.1)%
Foreign exchange impact	(0.2)%
Currency neutral net revenue growth (decline) - Non-GAAP	(10.3)%

Latin America
Net revenue growth (decline) - GAAP	(15.3)%
Foreign exchange impact	7.6%
Currency neutral net revenue growth (decline) - Non-GAAP	(7.7)%

Total International
Net revenue growth (decline) - GAAP	(1.4)%
Foreign exchange impact	(0.8)%
Currency neutral net revenue growth (decline) - Non-GAAP	(2.2)%

UNDER ARMOUR, INC.
(Unaudited; in thousands)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended June 30, 2025	Three months ended June 30, 2024
GAAP selling, general and administrative expenses	$530,345	$837,317
Add: Impact of litigation reserve	—	(274,000)
Add: Impact of restructuring-related transformational expenses	(8,259)	(8,657)
Adjusted selling, general and administrative expenses	$522,086	$554,660

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three months ended June 30, 2025	Three months ended June 30, 2024
GAAP income (loss) from operations	$3,323	$(299,728)
Add: Impact of litigation reserve	—	274,000
Add: Impact of restructuring charges	12,828	25,086
Add: Impact of restructuring-related transformational expenses	8,259	8,657
Adjusted income from operations	$24,410	$8,015

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three months ended June 30, 2025	Three months ended June 30, 2024
GAAP net income (loss)	$(2,612)	$(305,426)
Add: Impact of litigation reserve	—	274,000
Add: Impact of restructuring charges	12,828	25,086
Add: Impact of restructuring-related transformational expenses	8,259	8,657
Add: Impact of provision for income taxes	(9,907)	1,339
Adjusted net income	$8,568	$3,656

UNDER ARMOUR, INC.
(Unaudited; in thousands, except per share amounts)

The table below presents the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended June 30, 2025	Three months ended June 30, 2024
GAAP diluted net income (loss) per share	$(0.01)	$(0.70)
Add: Impact of litigation reserve	—	0.63
Add: Impact of restructuring charges	0.03	0.06
Add: Impact of restructuring-related transformational expenses	0.02	0.02
Add: Impact of provision for income taxes	(0.02)	—
Adjusted diluted net income per share	$0.02	$0.01

UNDER ARMOUR, INC.
Outlook for the Quarter Ended September 30, 2025
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's condensed consolidated statement of operations, in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Quarter Ending September 30, 2025
	Low end of estimate	High end of estimate
GAAP income (loss) from operations	$(10)	$—
Add: Impact of charges under 2025 restructuring plan	40	40
Adjusted income from operations	$30	$40

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Quarter Ending September 30, 2025
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.08)	$(0.07)
Add: Impact of charges under 2025 restructuring plan, net of tax	0.09	0.09
Adjusted diluted net income per share	$0.01	$0.02

UNDER ARMOUR, INC.

COMPANY-OWNED & OPERATED DOOR COUNT

	June 30, 2025	June 30, 2024
Factory House	179	183
Brand House	16	17
North America total doors	195	200

Factory House	177	173
Brand House	70	68
International total doors	247	241

Factory House	356	356
Brand House	86	85
Total doors	442	441